UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13

OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 1, 2005 (October 26, 2005)

CLEARSTORY SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-12966	06-1302773
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Research Drive, Suite 200B, Westborough, MA	01581
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 298-9795

Same

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Resignation of Director

On October 26, 2005, Francis X. Murphy resigned as a member of the Board of Directors (the “Board”) of ClearStory Systems, Inc. (the “Company”), effective as of such date, due to personal reasons. At the time of his resignation, Mr. Murphy was a member of the Audit Committee of the Board of the Company.  Mr. Murphy informed the Company that his resignation was not based on any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Murphy had served on the Board since 1995.

As a result of Mr. Murphy’s resignation, there are currently two members on the Board’s Audit Committee, one of whom is “independent” under currently applicable NASDAQ National Market (“NASDAQ”) rules and Securities and Exchange Commission (“SEC”) rules and regulations. The Board intends to appoint a new member to its Audit Committee who is “independent” under NASDAQ rules and SEC rules and regulations as soon as practicable under the circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 1, 2005	CLEARSTORY SYSTEMS, INC. By: /s/ Stephen A. Read Stephen A. Read Vice President and Chief Financial Officer